UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

AGA Medical Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34494	20-4757212
(Commission File Number)	(IRS Employer
Identification No.)

5050 Nathan Lane North
Plymouth, Minnesota 55442

(Address of Principal Executive Offices and Zip Code)

(763) 513-9227

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On October 8, 2010, AGA Medical Holdings, Inc. accepted and approved the resignation of Sean M. Traynor from the Audit Committee of the Board of Directors and appointed Jack P. Helms, a current member of the Board of Directors, as a member of the Audit Committee. Mr. Traynor will remain a member of the Board of Directors.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2010

AGA MEDICAL HOLDINGS, INC.
(Registrant)

	By:	/s/ Ronald E. Lund
Ronald E. Lund
Senior Vice President General Counsel and Secretary